UNITED STATES
SECURITIES and EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

August 1, 2013

Tengasco, Inc.
(Exact Name of Registrant as specified in its charter)

Commission File Number 1-15555

Tennessee	87-0267438
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11121 Kingston Pike, Suite E, Knoxville, Tennessee 37934
(Address of Principal Executive Office

(865) 675-1554
(Registrant's Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Tengasco, Inc. (the Company) announced today that Rod Tremblay has rejoined the Company in the capacity of Exploration Manager and Senior Geologist as of August 1, 2013, the effective date of a one year employment contract between Mr. Tremblay and the Company.  He will report to the Chief Executive Officer of the Company, and his position is not in the capacity of an officer of the Company or its subsidiaries.

Mr. Tremblay was previously employed by the Company as Senior Geologist from 2005 until July, 2012 when he resigned to assume a position with Caerus Oil & Gas based in Denver, Colorado.  He had resigned from Caerus in June 2013 before rejoining the Company.  Mr. Tremblay has been a professional geologist since 1981 working primarily in the Mid Continent and Rocky Mountain regions.  He holds Bachelor and Master degrees in Geology from Fort Hays State University.

Item 9.01	Financial Statements and Exhibits

Exhibits

99.1	Press release dated August 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: August 7, 2013
Tengasco, Inc.

	By:	s/Michael J. Rugen
Michael J. Rugen,
Chief Executive Officer